UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 30, 2009, Polymer Group, Inc. (the “Company”) entered into an Asset Transfer Agreement (the “Asset Transfer Agreement”) with Grupo Corinpa, S.L. (“Grupo Corinpa”), Parametro Technologico, S.L.U. (“PGI Spain”), Tesalca-99, S.A. and Texnovo, S.A. (together with Tesalca-99, S.L., “Tesalca-Texnovo”) pursuant to which the Company, through PGI Spain, will acquire the nonwovens businesses of Tesalca-Texnovo, which are headquartered in Barcelona, Spain, from Grupo Corinpa in a two phase transaction.  Phase I is expected to close by the end of November 2009, subject to customary closing conditions.  PGI Spain will operate as a new wholly owned subsidiary of the Company.

In Phase I, PGI Spain will purchase certain assets and the operations of the businesses of Tesalca-Texnovo, including the net operating working capital (defined as current assets less current liabilities excluding financial liabilities associated with the operations), the customer lists and the current book of business.  The personnel of the businesses will become employees of PGI Spain.  Assets excluded from the Phase I purchase are primarily the land, building, equipment and machinery and intellectual property used in the businesses (the “Phase II Assets”).

The consideration for Phase I will consist of approximately 1.05 million shares of the Company’s Class A common stock, representing 5.0% of the outstanding share capital of the Company after giving effect to such issuance.  Simultaneously, PGI Spain will enter into (1) a royalty free, exclusive license agreement for the use of Tesalca-Texnovo’s intellectual property, and (2) an operating lease entitling PGI Spain to the full and exclusive use of the land, building and equipment of the businesses.  The operating lease will have a seven-year term with payments beginning on March 31, 2010 in the amount of  €5.0 million annually for each of the first three years and €3.5 million annually for each of the remaining four years.  Pursuant to the Asset Transfer Agreement, Tesalca-Texnovo are  required to use the proceeds from the operating lease to repay the debt obligations associated with the Phase II Assets and to pay allowed operating expenses.

Phase II of the transaction, if it occurs, would consist of the following put/call options with respect to the Phase II Assets:

•                  PGI Spain shall have the right, but not the obligation, to acquire the Phase II Assets at any time until December 31, 2012 in exchange for approximately 395,000 shares of Class A common stock, representing 1.75% of the outstanding share capital of the Company on the date of the Phase I closing after giving effect to the Phase I and Phase II issuances, plus satisfaction of the Tesalca-Texnovo debt obligations associated with the Phase II Assets (the “Phase II Consideration”).  The debt obligations are expected to total approximately €28 million at the closing of Phase I and are expected to be reduced by the amount of the operating lease payments less interest costs and allowed operating expenses.

•                  If the operating results of PGI Spain achieve earnings before interest, taxes, depreciation, amortization and rents (“EBITDAR”) of €7.7 million for either fiscal year 2010 or 2011, Tesalca-Texnovo may cause PGI Spain to acquire the Phase II Assets in exchange for the

Phase II Consideration, subject to PGI Spain’s ability to assume or successfully refinance the debt obligations outstanding at the Phase II closing date.

If neither the call option nor the put option are exercised, then at the conclusion of the lease term PGI Spain and Tesalca-Texnovo will evaluate a possible extension of the lease term under mutually agreeable terms.

The Asset Transfer Agreement contains as conditions to closing, (a) with respect to Phase I, certain third-party consents and completion of the refinancing of Tesalca-Texnovo’s current corporate debt, and (b) with respect to Tesalca-Texnovo’s put option, Tesalca-Texnovo applying the lease payments described above against the debt obligations associated with the Phase II Assets and PGI Spain securing financing for the satisfaction of the debt obligations constituting part of the Phase II Consideration.  In addition, the Asset Transfer Agreement contains other customary closing conditions.

Pursuant to the Asset Transfer Agreement, the Company has guaranteed PGI Spain’s obligations under the agreement.  The Asset Transfer Agreement also provides that the Company, Tesalca-Texnovo and MatlinPatterson Global Opportunities Partners, L.P. (the Company’s majority stockholder) will enter into a Shareholders Agreement at the closing of Phase I (the “Shareholders Agreement”).  The Shareholders Agreement contains customary provisions for the subject transaction, including restrictions on transfer of the shares to be issued to Tesalca-Texnovo, tag-along rights, drag-along rights and preemptive rights.  The Shareholders Agreement also entitles Tesalca-Texnovo to appoint a director to the Company’s board of directors, subject to the relevant qualifications and standards set forth in the Company’s corporate governance documents and the rules and regulations of the Securities and Exchange Commission.

A copy of the Company’s press release announcing the transaction is furnished as Exhibit 99.1 hereto.

Item 3.02               Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.  The Company has agreed to issue Class A common stock to Tesalca-Texnovo in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated under the Securities Act.

Item 8.01             Other Events.

On October 30, 2009, the Company announced that it had completed a transaction to purchase the 40 percent minority stake in its Argentinean subsidiary, Dominion Nonwovens Sudamericana, S.A., from its joint venture partner, Guillermo E. Kraves.

A copy of the Company’s press release announcing the transaction is furnished as Exhibit 99.2 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                                                                           Press Release dated November 2, 2009 announcing Polymer Group, Inc.’s transaction with Tesalca-Texnovo.

99.2                                                                           Press Release dated October 30, 2009 announcing Polymer Group, Inc.’s acquisition of the remaining 40% stake of its Argentinean joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: November 4, 2009	By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Vice President, General Counsel and Secretary